Exhibit 99.1

KBR

601 Jefferson St. • Houston, Texas 77002
Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE                                                              Contact:     Rob Kukla, Jr.

February 25, 2010                                                                                                       Director, Investor Relations
                                                                                                                                       713-753-5082

                                                                                                                                       Heather Browne

                                                                                                                                       Director, Communications
                                                                                                                                       713-753-3775

KBR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2009 RESULTS

$0.45 per diluted share for fourth quarter 2009 net income attributable to KBR, Inc.
and $1.79 per diluted share for full year 2009 net income attributable to KBR, Inc.

▪	Revenue for the full year of 2009 increased 5% over the previous year

▪	Solid backlog at the end of December 31, 2009 of $14.1 billion, up 5% over the sequential quarter

▪	Continued strong balance sheet with $941 million cash and equivalents

HOUSTON, Texas – KBR (NYSE:KBR) announced today that fourth quarter 2009 net income attributable to KBR was $73 million, or $0.45 per diluted share, compared to net income attributable to KBR of $88 million, or $0.54 per diluted share, in the fourth quarter of 2008. The fourth quarter of 2009 included a gain of $0.70 per diluted share related to the EPC-1 arbitration, a charge of $0.50 per diluted share for the reversal of previously recognized award fees related to the LogCAP III contract, a charge of $0.09 per diluted share for an unfavorable court ruling related to a subcontractor claim for work in performed in 2003 and 2004 under the LogCAP III contract, a $0.07 charge to correct prior period errors related to revenue recognition for legal fees related to ongoing lawsuits, which does not have a material impact on financial statements for previous quarters, and a $0.02 charge related to the abandonment of the Westside Houston resource center development project.

Consolidated revenue in the fourth quarter of 2009 was $3.0 billion compared to $3.4 billion in the fourth quarter of 2008. Consolidated operating income was $124 million in the fourth quarter of 2009 compared to $153 million in the fourth quarter of 2008, which included a $24 million gain from a project change order.

“2009 was a solid year for KBR in what was considered a very difficult market environment. We were able to grow revenue 5 percent and are especially pleased with KBR’s backlog performance, particularly in the second half of the year, which grew 14 percent in the last two quarters,” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “During the quarter, we encountered changes by the U.S. Army in administering award fee determinations, which when excluding any recoveries of award fees from the 2008 and 2009 periods and applied to budgeted award fees for 2010, has the impact of reducing the low end of our 2010 guidance by $0.10 per diluted share. Nonetheless, we continue to be optimistic about KBR’s ability to deliver continued growth in our overall business despite an expected continued decline in our LogCAP volumes.”

2009 Fourth Quarter Business Unit Results

Upstream business unit income was $220 million in the fourth quarter of 2009 compared to business unit income of $65 million in the fourth quarter of 2008. Business unit income in the fourth quarter of 2009 included a $183 million gain related to a favorable arbitration award on the EPC-1 project. Business unit income in the fourth quarter of 2009 had positive contributions from various gas monetization projects, including the Pearl GTL, Gorgon LNG, and Escravos GTL projects, several offshore related projects in the Caspian area, and several topside engineering projects, offset by $24 million in additional costs related to subcontractor claims and schedule delays on two LNG projects. Business unit income in the fourth quarter of 2008 included a $24 million gain on a change order on an LNG project.

Government and Infrastructure business unit loss was $109 million in the fourth quarter of 2009 compared to business unit income of $85 million in the fourth quarter of 2008. Business unit income in the fourth quarter of 2009 included a charge of $20 million for an adverse decision on the granting of an award fee on LogCAP III, a charge of $112 million for KBR’s assessment and reversal of previously recognized award fees related to the LogCAP III contract, a charge of $19 million for an unfavorable court ruling related to a subcontractor claim for work in 2003 and 2004 under the LogCAP III contract, and $17 million to correct prior period errors related to revenue recognition for legal fees related to ongoing lawsuits. Business unit income in the fourth quarter 2009 had positive contributions from the Allenby & Connaught project, work on the CENTCOM project, work for the U.K. Ministry of Defense in Afghanistan, and numerous infrastructure projects, including the Qatar-Bahrain Causeway.

Services business unit income was $55 million in the fourth quarter of 2009 compared to business unit income of $53 million in the fourth quarter of 2008. Business unit income in the fourth quarter of 2009 had positive contributions from power projects in Georgia and Texas, the Scotford Upgrader project in Canada, construction and maintenance work in Texas, the offshore service vessels in the Gulf of Mexico, and an activated carbon project in Louisiana.

Downstream business unit income was $11 million in the fourth quarter of 2009 compared to business unit income of $14 million in the fourth quarter of 2008. Business unit income in the fourth quarter of 2009 had positive contributions from program management services for the Ras Tanura project and the Yanbu export refinery in Saudi Arabia, the Lobito refinery FEED in Angola, and several other refining projects.

Technology business unit income was $7 million in the fourth quarter of 2009 compared to business unit income of $3 million in the fourth quarter of 2008. Business unit income in the fourth quarter of 2009 had positive contributions from several refining technology packages for a facility in Angola, a ROSE™ unit project in Indonesia, an ethylene project in Korea, two ammonia license and basic engineering projects in South America, and the final license payment for the completion of a ROSE™ project in the United States.

Ventures business unit income was $4 million in the fourth quarter of 2009 compared to a business unit loss of $1 million in the fourth quarter of 2008. Business unit income in the fourth quarter of 2009 had positive contributions from the Aspire Defence project and the EBIC ammonia project in Egypt.

Corporate general and administrative expense in the fourth quarter of 2009 was $60 million, which includes a $4 million write-off related to the Westside campus. This compares to $60 million reported in the prior year fourth quarter.

Total cash flows used in operating activities for the full year 2009 were $36 million, which includes an increase in working capital of approximately $220 million related to the Skikda LNG project and $35 million in tax payments made prior to the recognition of foreign tax credits arising from the EPC-1 arbitration decision. The full year 2009 net income included a gain of $117 million, net of tax, related to the favorable EPC-1 arbitration.

Significant Achievements and Awards

▪

KBR was awarded a Contracted Construction, Maintenance and Services Agreement (CCMS) by DuPont, covering a three year period. KBR will provide supplemental maintenance and small capital construction services to DuPont at 19 of its production facilities across the northeast United States and Gulf Coast regions. Permanent presence work teams will be located at each facility to complete construction and maintenance projects as directed by DuPont.

▪

KBR was awarded a basic contract by the U.S. Air Force Center for Engineering and the Environment (AFCEE) Contracting Officer to compete for future task orders under the Worldwide Environmental Restoration and Construction 2009 (WERC09) program. KBR is one of 23 companies that received contract award notification from AFCEE in the Full & Open competition. The total contract value to be dispersed among participating contractors is $3 billion and has a base contract period of five years. Under the contract and upon award of future task order(s), KBR will provide a full range of engineering and construction activities necessary to meet Air Force and other customer requirements to be carried out as specified under Task Orders at locations worldwide.

▪

KBR was awarded a contract by Chevron USA Inc. for the FEED of the topsides for the proposed Big Foot development facility, located in the Walker Ridge Block 29 of the Gulf of Mexico and is owned by Chevron USA Inc. (operator), Statoil Gulf of Mexico LLC and Marubeni Oil & Gas (USA) Inc. The proposed facility will be installed in 5,300 feet of water approximately 200 miles from New Orleans and 35 miles south of Chevron’s producing Tahiti field. KBR will provide engineering and project management services to develop the process design, specify the required equipment, layout, modularize and integrate the decks, perform the necessary structural analyses, and provide the electrical power generation and distribution system designed to support the platform and the downhole electrical submersible pump requirements. KBR will also assist Chevron in estimating the cost of the facility and plan the subsequent phases of the development.

▪

KBR was awarded a contract by Suncor Energy, Inc. to provide turnaround services for Suncor’s 2010 Turnaround project at its oil sands plant in Fort McMurray, Alberta, Canada. KBR Canada will provide turnaround planning, management and execution for the shut down and maintenance of the plant including direct-hire labour resources, management of subcontractors, and coordination of activities with the client workforce and other contractors on site during the turnaround. Additionally, the Turnaround Group, Inc. (TGI), a KBR subsidiary, will work with the KBR Canada team to contribute expert project controls systems, providing high-level technical capabilities in the areas of planning, scheduling, cost estimating and forecasting, along with change management and the crucial integration of KBR’s activities with those of Suncor and other participants.

▪

KBR was awarded a Framework Contract by Sasol Technology (Pty) Ltd., the technology arm of the Sasol Group (Sasol), to provide engineering services across various sectors of Sasol Group’s business including downstream, petrochemical, and upstream in Southern Africa. Under the agreement and on the basis of mutually agreed terms and conditions, KBR will provide a full range of engineering services that will vary in scope depending on Sasol’s needs. The framework agreement is designed to allow Sasol and KBR to quickly engage on conceptual studies, feasibility studies and FEED packages.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, government services, minerals, civil infrastructure, power, and industrial markets. For more information, visit www.kbr.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company’s indemnities from Halliburton Company; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s Annual Report on Form 10-K dated February 25, 2010, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

KBR, Inc.: Condensed Consolidated Statements of Income
(Millions, except per share data) (Unaudited)

	Three Months		Three Months
	Ended		Ended
	December 31,		September 30,
Revenue:	2009	2008	2009
Government and Infrastructure	$1,207	$1,788	$1,376
Upstream	1,057	822	735
Services	543	597	566
Downstream	125	145	123
Technology	27	23	27
Ventures	5	1	5
Other	—	10	8
Total revenue	$2,964	$3,386	$2,840
Business unit income (loss):
Government and Infrastructure	$(109)	$85	$89
Upstream	220	65	48
Services	55	53	36
Downstream	11	14	10
Technology	7	3	7
Ventures	4	(1)	4
Other	1	2	(5)
Total business unit income	189	221	189
Unallocated costs: Gain (loss) on disposition of assets	1	—	(1)
Labor cost absorption	(6)	(8)	(3)
Corporate general and administrative	(60)	(60)	(54)
Total operating income	124	153	131
Interest income (expense), net	(2)	3	—
Foreign currency loss, net	(1)	(6)	—
Other non-operating expense	(1)	—	(1)
Income from continuing operations before income taxes and noncontrolling interests	120	150	130
Provision for income taxes	(31)	(61)	(33)
Income from continuing operations, net of tax	$89	$89	$97
Income from discontinued operations, net of tax benefit
of $0, $0, and $0	—	—	—
Net income	89	89	97
Less: Net income attributable to noncontrolling interests	(16)	(1)	(24)
Net income attributable to KBR	$73	$88	$73
Reconciliation of net income attributable to KBR, Inc.
common shareholders:
Continuing operations	$73	$88	$73
Discontinued operations, net	—	—	—
Net income attributable to KBR	73	88	73
Basic income per share(a):
Continuing operations - Basic	$0.46	$0.54	$0.46
Discontinued operations, net - Basic	—	—	—
Net income attributable to KBR per share - Basic	0.46	0.54	0.46
Diluted income per share(a):
Continuing operations – Diluted	$0.45	$0.54	$0.45
Discontinued operations, net – Diluted	—	—	—
Net income attributable to KBR per share - Diluted	0.45	0.54	0.45
Basic weighted average shares outstanding	160	161	160
Diluted weighted average shares outstanding	161	162	161
Cash dividends declared per share	$0.05	$0.05	$0.05

(a) Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

KBR, Inc.: Condensed Consolidated Statements of Income
(Millions, except per share data) (Unaudited)

	Twelve Months Ended
	December 31,
Revenue:	2009	2008
Government and Infrastructure	$5,879	$6,938
Upstream	3,330	2,682
Services	2,266	1,373
Downstream	485	484
Technology	97	84
Ventures	21	(2)
Other	27	22
Total revenue	$12,105	$11,581
Business unit income (loss):
Government and Infrastructure	$141	$332
Upstream	406	262
Services	144	110
Downstream	35	51
Technology	22	19
Ventures	19	(5)
Other	(3)	3
Total business unit income	764	772
Unallocated costs: Loss on disposition of assets - corporate	—	—
Labor cost absorption	(11)	(8)
Corporate general and administrative	(217)	(223)
Total operating income	536	541
Interest income (expense), net	(1)	35
Foreign currency gains (losses), net	—	(8)
Other non-operating expense	(3)	—
Income from continuing operations before income taxes and noncontrolling interests	532	568
Provision for income taxes	(168)	(212)
Income from continuing operations, net of tax	$364	$356
Income from discontinued operations, net of tax benefit
of $0 and $11	—	11
Net income	364	367
Less: Net income attributable to non controlling interests	(74)	(48)
Net income attributable to KBR	$290	$319
Reconciliation of net income attributable to KBR, Inc.
common shareholders:
Continuing operations	$290	$308
Discontinued operations, net	—	11
Net income attributable to KBR	290	319
Basic income per share(a):
Continuing operations – Basic	$1.80	$1.84
Discontinued operations – Basic	—	0.07
Net income attributable to KBR per share - Basic	1.80	1.91
Diluted income per share(a):
Continuing operations – Diluted	$1.79	$1.84
Discontinued operations – Diluted	—	0.07
Net income attributable to KBR per share - Diluted	1.79	1.90
Basic weighted average shares outstanding	160	166
Diluted weighted average shares outstanding	161	167
Cash dividends declared per share	$0.20	$0.20
(a)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

KBR, Inc.: Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and equivalents	$941	$1,145
Receivables:
Accounts receivable, net	1,243	1,312
Unbilled receivables on uncompleted contracts	657	835
Total receivables	1,900	2,147
Deferred income taxes	192	107
Other current assets	608	743
Total current assets	3,641	4,142
Property, plant, and equipment, net of accumulated
depreciation of $264 and $224	251	245
Goodwill	691	694
Intangible assets, net	58	73
Equity in and advances to related companies	164	185
Noncurrent deferred income taxes	120	167
Noncurrent unbilled receivables on uncompleted contracts	321	134
Other assets	81	244
Total assets	$5,327	$5,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,045	$1,387
Due to former parent, net	53	54
Advanced billings on uncompleted contracts	407	519
Reserve for estimated losses on uncompleted contracts	40	76
Employee compensation and benefits	191	320
Other current liabilities	552	680
Current liabilities related to discontinued operations, net	3	7
Total current liabilities	2,291	3,043
Noncurrent employee compensation and benefits	469	403
Other noncurrent liabilities	106	333
Noncurrent income tax payable	43	34
Noncurrent deferred tax liability	122	37
Total liabilities	3,031	3,850
KBR shareholders’ equity:
Preferred stock	—	—
Common stock	—	—
Paid-in capital in excess of par value	2,103	2,091
Accumulated other comprehensive loss	(444)	(439)
Retained earnings	854	596
Treasury stock	(225)	(196)
Total KBR shareholders’ equity	2,288	2,052
Noncontrolling interest	8	(18)
Total shareholders’ equity	2,296	2,034
Total liabilities and shareholders’ equity	$5,327	$5,884

KBR, Inc.: Condensed Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net income	$364	$367
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation and amortization	55	49
Equity earnings of unconsolidated affiliates	(45)	(88)
Deferred income taxes	65	88
Impairment of goodwill	6	—
Other	14	28
Changes in operating assets and liabilities:
Receivables	107	(124)
Unbilled receivables on uncompleted contracts	156	(45)
Accounts payable	(355)	214
Advanced billings on uncompleted contracts	(98)	(315)
Accrued employee compensation and benefits	(129)	(40)
Reserve for loss on uncompleted contracts	(37)	(41)
Collection (repayment) of advances from (to) unconsolidated affiliates , net	(18)	68
Distribution of earnings from unconsolidated affiliates	54	121
Other assets	(264)	(149)
Other liabilities	89	(9)
Total cash flows provided by (used in) operating activities	(36)	124
Cash flows from investing activities:
Capital expenditures	(41)	(37)
Sales of property, plant, and equipment	—	7
Acquisition of businesses, net of cash acquired	—	(526)
Proceeds from sale of investments	32	—
Total cash flows used in investing activities	(9)	(556)
Cash flows from financing activities:
Payments to reacquire common stock	(31)	(196)
Net proceeds from issuance of stock	2	3
Excess tax benefits from stock-based compensation	(7)	2
Payments of dividends to shareholders	(32)	(25)
Distributions to noncontrolling shareholders, net	(54)	(28)
Cash collateralization of letters of credit, net	(44)	—
Total cash flows used in financing activities	(166)	(244)
Effect of exchange rate changes on cash	7	(40)
Decrease in cash and equivalents	(204)	(716)
Cash and equivalents at beginning of period	1,145	1,861
Cash and equivalents at end of period	$941	$1,145

KBR, Inc.: Revenue and Operating Results by Business Unit
(Millions) (Unaudited)

                                                                                    Three Months Ended

	December 31,		September 30,
Revenue:	2009	2008	2009
G&I: U.S. Government – Middle East Operations	$972	$1,446	$1,108
U.S. Government – Americas Operations	95	158	130
International Operations	140	184	138
Total G&I	1,207	1,788	1,376
Upstream:
Gas Monetization	777	703	637
Oil & Gas	280	119	98
Total Upstream	1,057	822	735
Services	543	597	566
Downstream	125	145	123
Technology	27	23	27
Ventures	5	1	5
Other	—	10	8
Total revenue	$2,964	$3,386	$2,840
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$(123)	$59	$71
U.S. Government – Americas Operations	16	9	19
International Operations	33	44	38
Total job income	(74)	112	128
Divisional overhead	(35)	(27)	(39)
Total G&I business unit income (loss)	(109)	85	89
Upstream:
Gas Monetization	23	55	40
Oil & Gas	210	19	20
Total job income	233	74	60
Divisional overhead	(13)	(9)	(12)
Total Upstream business unit income	220	65	48
Services:
Job income	77	75	56
Divisional overhead	(22)	(22)	(20)
Total Services business unit income	55	53	36
Downstream:
Job income	17	20	16
Divisional overhead	(6)	(6)	(6)
Total Downstream business unit income	11	14	10
Technology:
Job income	15	9	14
Divisional overhead	(8)	(6)	(7)
Total Technology business unit income	7	3	7
Ventures:
Job income	4	(1)	5
Divisional overhead	—	—	(1)
Total Ventures business unit income (loss)	4	(1)	4
Other:
Job Income	2	3	2
Impairment of goodwill	—	—	(6)
Gain on sale of assets	—	1	—
Divisional overhead	(1)	(2)	(1)
Total Other business unit income (loss)	1	2	(5)
Total business unit income	$189	$221	$189

KBR, Inc.: Revenue and Operating Results by Business Unit
(Millions) (Unaudited)

                                                                                     Twelve Months Ended

	December 31,
Revenue:	2009	2008
G&I: U.S. Government – Middle East Operations	$4,838	$5,518
U.S. Government – Americas Operations	484	618
International Operations	557	802
Total G&I	5,879	6,938
Upstream:
Gas Monetization	2,748	2,157
Oil & Gas	582	525
Total Upstream	3,330	2,682
Services	2,266	1,373
Downstream	485	484
Technology	97	84
Ventures	21	(2)
Other	27	22
Total revenue	$12,105	$11,581
Business unit income (loss):
G&I: U.S. Government – Middle East Operations	$70	$242
U.S. Government – Americas Operations	65	36
International Operations	145	170
Total job income	280	448
Divisional overhead	(139)	(116)
Total G&I business unit income	141	332
Upstream:
Gas Monetization	178	165
Oil & Gas	274	141
Total job income	452	306
Divisional overhead	(46)	(44)
Total Upstream business unit income	406	262
Services:
Job income	226	151
Gain on sale of assets	—	1
Divisional overhead	(82)	(42)
Total Services business unit income	144	110
Downstream:
Job income	59	72
Divisional overhead	(24)	(21)
Total Downstream business unit income	35	51
Technology:
Job income	49	41
Divisional overhead	(27)	(22)
Total Technology business unit income	22	19
Ventures:
Job income (loss)	19	(4)
Gain on sale of assets	2	1
Divisional overhead	(2)	(2)
Total Ventures business unit income (loss)	19	(5)
Other:
Job Income	9	7
Impairment of goodwill	(6)	—
Gain on sale of assets	—	1
Divisional overhead	(6)	(5)
Total Other business unit income (loss)	(3)	3
Total Business unit income	$764	$772

KBR, Inc.: Backlog Information (a)

(Millions) (Unaudited)

	December 31,	September 30,	December 31,
	2009	2009	2008
G&I:
U.S. Government – Middle East Operations	$901	$781	$1,428
U.S. Government – Americas Operations	561	379	600
International Operations	1,553	1,390	1,446
Total G&I(b)	3,015	2,550	3,474
Upstream:
Gas Monetization	6,976	7,414	6,196
Oil & Gas	109	149	260
Total Upstream	7,085	7,563	6,456
Services	2,484	1,898	2,810
Downstream	611	624	578
Technology	154	140	130
Ventures	749	709	649
Total backlog for continuing operations	$14,098	$13,484	$14,097

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. Our backlog for projects related to unconsolidated joint ventures totaled $2.1 billion, $2.2 billion, and $2.4 billion at December 31, 2009, September 30, 2009, and December 31, 2008, respectively. Our backlog related to consolidated joint ventures with noncontrolling interest totaled $4.6 billion, $4.8 billion, and $3.1 billion at December 31, 2009, September 30, and December 31, 2008, respectively.

As of December 31, 2009, 18% of our backlog for continuing operations was attributable to fixed-price contracts and 82% was attributable to cost-reimbursable contracts. For contracts that contain both fixed-price and cost-reimbursable components, we classify the components as either fixed-price or cost-reimbursable according to the composition of the contract except for smaller contracts where we characterize the entire contract based on the predominate component.

(b)

The Government and Infrastructure unit backlog attributable to firm orders in the amount of $2.7 billion, $2.4 billion, and $3.3 billion as of December 31, 2009, September 30, 2009, and December 31, 2008, respectively. Government and Infrastructure business unit backlog attributable to unfunded orders was $0.3 billion as of December 31, 2009, $0.1 billion as of September 30, 2009 and $0.2 billion as of December 31, 2008.

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